Exhibit 21.1
                                  ------------


                            CCC GLOBALCOM CORPORATION
                                  SUBSIDIARIES



   NAME OF COMPANY                OWNERSHIP        JURISDICTION OF INCORPORATION

Ciera Network Systems, Inc           100%                      Texas
CCC Globaltel de Colombia             95%                      Colombia
Equalnet, Inc.                       100%                      Texas